Exhibit 10.1

AMENDMENT TO INVESTMENT AGREEMENT

THIS AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”), is entered into as of October 4, 2010, by and between Mannatech, Incorporated, a Texas corporation (the “Company”), and Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (the “Investor”).

WHEREAS, the Company and the Investor entered into that certain Investment Agreement, dated as of September 16, 2010 (the “Agreement”); and

WHEREAS, the Company and the Investor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	Section 19 of the Agreement is hereby deleted in its entirety and replaced with the following:

“NO ASSIGNMENT. This Agreement and any rights, agreements or obligations hereunder may not be assigned, by operation of law, merger or otherwise, and any purported assignment by a party will be null and void.”

2.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

3.	This Amendment shall be interpreted in accordance with the laws of the State of Texas (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

[Signature Page Follows]

-  -

IN WITNESS WHEREOF, the parties hereto execute this Amendment effective as of the date first above written.

DUTCHESS OPPORTUNITY FUND, II, LP By:/s/ Douglas H. Leighton Douglas H. Leighton Managing Member of: Dutchess Capital Management, II, LLC General Partner to: Dutchess Opportunity Fund, II, LP

MANNATECH, INCORPORATED By:/s/ Stephen D. Fenstermacher Stephen D. Fenstermacher Co-CEO and CFO

Signature Page to Amendment to Investment Agreement